Exhibit 99.1

Blue Water Vaccines Announces Pricing of approximate $20M Initial Public Offering

CINCINNATI, Feb. 17, 2022 (GLOBE NEWSWIRE) -- Blue Water Vaccines, Inc. (“BWV” or “Blue Water Vaccines” or the “Company”), a biopharmaceutical company developing vaccines, today announced the pricing of its initial public offering of 2,222,222 shares of its common stock at a public offering price of $9.00 per share. The shares are expected to begin trading on the Nasdaq Capital Market under the ticker symbol “BWV” on February 18, 2022.

The aggregate gross proceeds to BWV from the initial public offering are expected to be approximately $20 million prior to deducting underwriting discounts, commissions, and other estimated offering expenses. The offering is expected to close on February 23, 2022, subject to the satisfaction of customary closing conditions.

Boustead Securities, LLC is acting as the sole book-running manager for the offering.

The Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 relating to these securities on February 11, 2022. A final prospectus relating to this offering will be filed with the SEC. The offering is being made only by means of a prospectus, copies of which, when available, may be obtained from; Boustead Securities, LLC, Attention: Prospectus Department, 6 Venture, Suite 325, Irvine, CA 92618, or by telephone at 949-502-4408, or by email at offerings@boustead1828.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov.

Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bluewater Vaccines

Blue Water Vaccines, Inc. is a biopharmaceutical company focused on developing transformational vaccines to address significant health challenges globally. Headquartered in Cincinnati, OH, the company holds the rights to proprietary technology developed at the University of Oxford, Cincinnati Children’s Hospital Medical Center (CCHMC), and St. Jude Children’s Hospital. The company is developing a universal flu vaccine that will provide protection from all virulent strains and a Streptococcus pneumoniae (pneumococcus) vaccine candidate, designed to specifically prevent the highly infectious middle ear infections, known as Acute Otitis Media (AOM), in children. Additionally, Blue Water Vaccines has licensed a novel norovirus (NoV) S&P nanoparticle versatile virus-like particle (VLP) vaccine platform from CCHMC to develop vaccines for multiple infectious diseases, including norovirus/rotavirus and malaria among others. For more information, visit www.bluewatervaccines.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” including with respect to the initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as required by law.

Contacts:

Investors:
Blue Water Vaccines
Email: Investors@bluewatervaccines.com

Media:
Olipriya Das
Email: olipriya.das@russopartnersllc.com